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                             DELPHI MANAGEMENT, INC.

                                 CODE OF ETHICS

I.    INTRODUCTION

      A.    GENERAL PRINCIPLES

            This Code of Ethics (the "Code") establishes rules of conduct for certain persons associated with Delphi Management, Inc. ("Delphi" or the "Company" ) and is designed to govern their personal securities activities. For purposes of this Code, all employees are considered "Access Persons" (as defined below).

            In general, in connection with personal securities transactions, Access Persons should (1) always place the interests of Delphi's clients first; (2) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an Access Person's position of trust and responsibility; and (3) not take inappropriate advantage of their positions.

      B.    APPLICABILITY

            For purposes of this Code, an "Access Person" is defined as any officer, Director or employee of Delphi.

      C.    LEGAL REQUIREMENTS

            Delphi is an investment adviser registered with the Securities and Exchange Commission ("SEC"). Under the Investment Company Act of 1940, as amended (the "1940 Act"), the Investment Advisers Act of 1940, and rules adopted under these Acts, an adviser must adopt a code of ethics which communicates the company's policies and procedures regarding how its Access Persons must conduct themselves in an ethical and professional manner. In accordance with these Acts, this Code contains policies and procedures to prevent conflicts of interest between the personal security transactions of Access Persons and the securities transactions of Delphi's clients.

            Accordingly, it is unlawful for any Access Person:

            1. To employ any device, scheme or artifice to defraud Delphi's clients;

            2. To make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or

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            3.    To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a client.

            It is the duty of Delphi's Compliance Officer to identify such Access Persons on a continuing basis, to inform them of their duty to report their personal trades, and to provide them with copies of the Code.

II.   RESTRICTIONS ON ACTIVITIES

      A.    PROHIBITED PURCHASES AND SALES

            1. No Access Person shall purchase or sell, directly or indirectly, any security (or related security) in which they have, or by reason of such transaction acquire, any direct or indirect beneficial ownership (as defined in Attachment A to this Code) and which they know or should have known at the time of such purchase or sale:

                  (a) is being or has been considered for purchase or sale by Delphi; or

                  (b)  is being purchased or sold by Delphi.

            2. No Access Person shall disclose to other persons the securities activities engaged in or contemplated by Delphi.

      B.    BLACKOUT PERIOD

            1. Delphi requires that all Delphi employees not invest personally in securities in which clients' assets are being invested until 15 days after the last client transaction in the security, for clients intended to be placed in the security. Conversely, there is a 15-day waiting period for the divestiture of a security, as well.

            2. All employees must provide Delphi with confirms of their individual transactions.

      C.    INTERESTED TRANSACTIONS

            No Access Person shall recommend any securities transactions for a client without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation:

            1. any direct or indirect beneficial ownership (as defined in Attachment A to this Code) of any securities of such issuer;

            2. any contemplated transaction by such person in such securities;


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            3.    any position with such issuer or its affiliates; and

            4. any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

      D.    INITIAL PUBLIC OFFERINGS AND LIMITED OFFERINGS

            Except as provided below, no Delphi employee shall acquire any securities in an initial public offering or a limited offering in order to preclude any possibility of such person profiting from their positions with Delphi.

            Delphi employees may acquire securities for their personal accounts in an initial public offering or a limited offering provided the following conditions are met:

            1. That prior to purchasing the securities, such person shall preclear the trade with the designated Compliance Officer who will if requested disclose the identity of the buyer and explain that the purchase is permitted under the Code; and

            [2. If the purchase is permitted, the sale of these securities is subject to the 60-day Short Term Trading policy.

      E.    SHORT-TERM TRADING PATTERNS

            Delphi employees are prohibited from trading individual securities such that a security is bought and sold (or sold short and bought) within sixty (60) calendar days. Trades made in violation of this prohibition should be cancelled, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement. Should an unusual circumstance exist, the Delphi employee should consult the Compliance Officer prior to trading and upon a review of the issues with Senior Management, an exception may be approved.]

      [F.   GIFTS

            No Delphi employee shall receive any gift or other things of more than DE MINIMIS value from any person or entity that does business with or on behalf of Delphi.]

      [G.   SERVICE AS A DIRECTOR

            No Delphi employee shall serve on the Board of Directors of any publicly-traded company without prior authorization from the Compliance Officer based upon a determination that such board service would be consistent with the interests of Delphi and its clients.]


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III.  EXEMPT TRANSACTIONS

      A. For purposes of this Code, the term "security" shall not include the following:

            1.    direct obligations of the Government of the United States;
            2.    bankers' acceptances;
            3.    bank certificates of deposit;
            4.    commercial paper;
            5. high quality short-term debt instruments, including repurchase agreements; and
            6.    shares of registered open-end investment companies.

      B. The prohibitions described in paragraph (B) of Article II shall not apply to:

            1. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

            2. Purchases or sales that are non-volitional on the part of the Access Person;

            3. Purchases that are part of an automatic dividend reinvestment plan;

            4. Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired; or

            5. Subject to the advance approval of the Compliance Officer (as defined below), purchases or sales which are only remotely potentially harmful to the Company because such purchases or sales would be unlikely to affect a highly institutional market, or because such purchases or sales are clearly not related economically to the securities held, purchased or sold by the Company.

IV.   COMPLIANCE PROCEDURES

      A.    PRECLEARANCE

            All Delphi employees shall receive prior written approval from the Compliance Officer before purchasing or selling securities. Any such approved transaction must be completed by the close of business on the next business day after approval is received unless it is rescinded prior to execution. All Delphi employees shall disclose to the Compliance Officer any factors relevant to the preclearance review. All requests and responses will be documented and maintained in accordance with the recordkeeping requirements of Rule 17j-1(f) of under the 1940 Act.


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      B.    REPORTING OBLIGATIONS

            1. Unless excepted by Section 2 of this Paragraph B, every Access Person must report to the Compliance Officer as described below.

                  (a) INITIAL HOLDINGS REPORTS (Attachment B). Not later than 10 days after the person becomes an Access Person, the following information:

                        (i) the title, number of shares and principal amount of each security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

                        (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                        (iii) the date that the report is signed and submitted
                              by the Access Person.

                  (b) QUARTERLY TRANSACTION REPORTS (Attachment C). Not later than 10 days after the end of each calendar quarter, the following information:

                       (i) With respect to any transaction during the quarter in a security in which the Access Person had any direct or indirect beneficial ownership:

                              (1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each security involved;

                              (2)   the nature of the transaction (I.E.,
                                    purchase, sale or any other type of
                                    acquisition or disposition);

                              (3)   the price of the security at which the
                                    transaction was effected;

                              (4) the name of the broker, dealer or bank with or through which the transaction was effected; and


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                              (5)   the date that the report is signed and
                                    submitted by the Covered Person.

                       (ii) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                              (1) the name of the broker, dealer or bank with whom the Access Person established the account;

                              (2)   the date that the account was established;
                                    and

                              (3)   the date that the report is signed and
                                    submitted by the Access Person.

                        (iii) In the event that no reportable transactions
                              occurred during the quarter, the report should so note and returned signed and dated.

                  (c) ANNUAL HOLDINGS REPORTS (Attachment D). Not later than each January 30th, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

                        (i) the title, number of shares and principal amount of each security in which the Access Person had any direct or indirect beneficial ownership;

                        (ii) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                        (iii) the date on which the report is signed and
                              submitted by the Access Person.

            2. The following are the exceptions to the reporting requirements outlined in Section 1 of this Paragraph B:

                 (a) A person need not make any report required under Section 1 of this Paragraph B with respect to transactions effected for, and securities held in, any account over which the person has no direct influence or control, including such an account in which the person has any beneficial ownership.


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                  (b)   A person need not make a quarterly transaction report
                        under Section 1(b) of this Paragraph B if the report would duplicate information contained in broker trade confirmations or account statements received by the Compliance Officer with respect to the person in the time period required under Section 1(b), if all of the information required under Section 1(b) is contained in the broker trade confirmations or account statements.

            3. Any report delivered pursuant to this Paragraph B may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the securities to which the report relates.

      C.    CERTIFICATION OF COMPLIANCE

            Each Access Person is required to certify annually that he or she has read and understood the Code and recognizes that he or she is subject to such Code. Further, each Access Person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

V.    REVIEW BY THE BOARD OF DIRECTORS

      The Compliance Officer shall promptly furnish to the Board of Directors of Delphi all material information regarding any material violation of Delphi's Code. At least annually, the Compliance Officer shall furnish to the Board of Directors and the Board shall consider a written report which:

      A.    Describes any recommended changes to the Code or procedures; and

      B. Contains a summary of any material violations which occurred during the past year which had not previously been reported to the Board of Directors and the remedial action taken.

      C. Certifies that Delphi has adopted procedures reasonably necessary to prevent violation of its Code.

VI.   SANCTIONS

      Upon discovering that an Access Person has not complied with the requirements of this Code, the designated Compliance Officer or other management personnel, whichever is more appropriate under the circumstances, may impose on that person whatever sanctions they deem appropriate including, in addition to the actions specifically delineated in other sections of this Code, a letter of censure or suspension or termination of employment.


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VII.  CONFIDENTIALITY

      All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder may be made available to the SEC or any other regulatory or self-regulatory organization to the extent required by law or regulation.

VIII. OTHER LAWS, RULES, AND STATEMENTS OF POLICY

      Nothing contained in this Code shall be interpreted as relieving any Access Person from acting in accordance with the provision of any applicable law, rule, or regulation or any other statement of policy or procedure governing the conduct of such person adopted by Delphi.

IX.   RECORDS

      Delphi shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2 under the 1940 Act and which shall be available for examination by representatives of the SEC.

      1. A copy of this Code of Ethics, and any other code of ethics which at any time within the past five years has been in effect, shall be preserved in an easily accessible place.

      2. A record of any violation of this Code of Ethics, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

      3. A copy of each report made by an Access Person pursuant to this Code of Ethics shall be preserved for a period of not less than five years from the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

      4. A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics or who are or were responsible for reviewing these report shall be maintained in an easily accessible place.

      5. A copy of each report required under Article V shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an early accessible place.

      6. A record of any decision, and the reasons supporting the decision, to approve the acquisition by Delphi employees of securities under Paragraph D of Article II,


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            shall be preserved for a period of not less than five years from the end of the fiscal year in which the approval is granted.

X.    FURTHER INFORMATION

      If any person has any questions with regard to the applicability of the provisions of this Code generally, or with regard to any securities transaction or transactions, such person should consult the Compliance Officer.


Dated:  February __, 2000



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                                  ATTACHMENT A

"BENEFICIAL OWNERSHIP", for purposes of this Code, shall be determined in accordance with the definition of "beneficial owner" set forth in Rule 16a-(a)(2) under the Securities Exchange Act of 1934, as amended, i.e., a person must have a "direct or indirect pecuniary interest" to have "beneficial ownership". Although the following list is not intended to be exhaustive, pursuant to the rule, a person is generally regarded as the beneficial owner of the following securities:

(i)    securities held in the person's own name;

(ii) securities held with another in joint tenancy, community property or other joint ownership;

(iii) securities held by a bank or broker as nominee or custodian on such person's behalf of securities pledged as collateral for a loan;

(iv) securities held by members of the person's immediate family sharing the same household ("immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships);

(v) securities held by a relative not residing in the person's home if the person is a custodian, guardian or otherwise has controlling influence over the purchase, sale or voting of such securities;

(vi) securities held by a trust in which the person is a beneficiary and has or shares the power to make purchase or sales decisions;

(vii) securities held by a trust for which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by the person's immediate family);

(viii) securities held by a general partnership or limited partnership in which the person is a general partner;

(ix) securities owned by a corporation in which the person has a control position or in which the person has or shares investment control over the portfolio securities (other than a registered investment company);

(x) securities in a portfolio giving the person certain performance related fees; and

(xi) securities held by another person or entity pursuant to any agreement, understanding, relationship or other arrangement giving the person any direct or indirect pecuniary interest.